REPORT OF INDEPENDENT REGISTERED PUBLIC
             ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In  planning and performing our audit of
the   financial  statements  of  GaveKal
Platform  Company  Fund  (the  Fund),  a
series  of  Investment  Managers  Series
Trust,  as  of  and for the  year  ended
August 31, 2012, in accordance with  the
standards   of   the   Public    Company
Accounting   Oversight   Board   (United
States),   we  considered  its  internal
control    over   financial   reporting,
including    control   activities    for
safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The   management   of   the   Trust   is
responsible    for   establishing    and
maintaining  effective internal  control
over    financial    reporting.       In
fulfilling      this     responsibility,
estimates  and  judgments by  management
are  required  to  assess  the  expected
benefits  and related costs of controls.
A   companys   internal   control   over
financial   reporting   is   a   process
designed to provide reasonable assurance
regarding  the reliability of  financial
reporting   and   the   preparation   of
financial   statements   for    external
purposes  in  accordance with  generally
accepted   accounting  principles.     A
companys internal control over financial
reporting  includes those  policies  and
procedures  that  (1)  pertain  to   the
maintenance   of   records   that,    in
reasonable detail, accurately and fairly
reflect     the     transactions     and
dispositions  of  the  assets   of   the
company;    (2)    provide    reasonable
assurance that transactions are recorded
as  necessary  to permit preparation  of
financial statements in accordance  with
generally       accepted      accounting
principles,   and  that   receipts   and
expenditures  of the company  are  being
made    only    in    accordance    with
authorizations    of   management    and
directors  of  the  company;   and   (3)
provide  reasonable assurance  regarding
prevention   or  timely   detection   of
unauthorized   acquisition,    use    or
disposition of a companys assets that could have a material effect on the financial statements.

Because    of    inherent   limitations,
internal    control    over    financial
reporting  may  not  prevent  or  detect
misstatements.    Also,  projections  of
any   evaluation  of  effectiveness   to
future  periods are subject to the  risk
that   controls  may  become  inadequate
because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A  deficiency  in internal control  over
financial  reporting  exists  when   the
design  or  operation of a control  does
not  allow  management or employees,  in
the  normal  course of performing  their
assigned functions, to prevent or detect
misstatements  on a  timely  basis.    A
material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal
control over financial reporting was for
the  limited  purpose described  in  the
first    paragraph   and    would    not
necessarily disclose all deficiencies in
internal  control that might be material
weaknesses  under standards  established
by   the   Public   Company   Accounting
Oversight    Board   (United    States).
However, we noted no deficiencies in the
Trusts  internal control over  financial
reporting  and its operation,  including
controls  for  safeguarding  securities,
which   we   consider  to  be   material
weaknesses, as defined above, as of August 31, 2012.

This  report is intended solely for  the
information   and  use  of   management,
Shareholders  and Board of  Trustees  of
Investment Managers Series Trust and the
Securities and Exchange Commission,  and
is  not intended to be and should not be
used   by   anyone  other   than   these
specified parties




/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2012